Exhibit 99.4

                 CONSENT OF DIRECTOR DESIGNATED
              TO SERVE ON THE BOARD OF DIRECTORS OF
                     INTERWEST BANCORP, INC.


     The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the reference to him under the captions "SUMMARY -- Interest of Certain Persons in the Merger" and "THE MERGER -- Interests of Certain Persons in the Merger" in the Prospectus/Joint Proxy Statement constituting part of InterWest Bancorp, Inc.'s Registration Statement on Form S-4.



                                   /s/ Larry Carlson
                                   ______________________________
                                   Larry Carlson


Dated: March 12, 1996